Exhibit 21.1

Subsidiaries

Entity	Jurisdiction of Incorporation or Organization
Software Luxembourg Intermediate S.à r.l.	Luxembourg
Software Luxembourg Acquisition S.à r.l.	Luxembourg
Pointwell Limited	Ireland
SSI Investments I Limited	Ireland
SSI Investments II Limited	Ireland
SSI Investments III Limited	Ireland
Skillsoft Limited	Ireland
Skillsoft Corporation	Delaware
Skillsoft Asia Pacific Pty Ltd.	Australia
Element K India Private Limited	India
Skillsoft Hong Kong Limited	Hong Kong
Skillsoft France S.à r.l.	France
Skillsoft Ireland Limited	Ireland
Skillsoft Canada, Ltd.	New Brunswick (Canada)
Skillsoft New Zealand Limited	New Zealand
Skillsoft Asia Pacific Pte Ltd.	Singapore
Skillsoft Software Services India Private Limited	India
Skillsoft (China) Limited	China
Skillsoft Group France SAS	France
Skillsoft Digital (France) SAS	France
ThirdForce Group Limited	Ireland
MindLeaders, Inc.	Delaware
MindLeaders Ireland Learning Limited	Ireland
Skillsoft U.K. Limited	United Kingdom
Skillsoft NETg GmbH	Germany
Skillsoft Receivables Financing LLC	Delaware
Amber Holding Inc.	Delaware
SumTotal Systems LLC	Delaware
Accero, Inc.	Delaware
SumTotal Systems ANZ Pty. Ltd.	Australia
SumTotal Systems Japan	Japan
SumTotal Systems India Private Limited	India
Accero Canada Corp.	Canada
SumTotal Systems Canada Limited	Canada
SumTotal Systems Netherlands B.V.	Netherlands
SumTotal Systems U.K. Limited	United Kingdom
SumTotal Systems GmbH	Germany
SumTotal Systems France SAS	France

Entity	Jurisdiction of Incorporation or Organization
CyberShift Holdings, Inc.	Delaware
CyberShift, Inc.	New York
CyberShift, Inc.	Ontario (Canada)
Albert US Holdings Inc.	Delaware
GK Holdings, Inc.	Delaware
Global Knowledge Training LLC	Delaware
Global Knowledge Network (Canada) Inc.	Canada
Global Knowledge Belgium BVBA	Belgium
Global Knowledge Denmark ApS	Denmark
Global Knowledge Network France SA	France
Global Knowledge Network Ireland Ltd.	Ireland
Global Knowledge Network Spain SLU	Spain
Global Knowledge Holdings B.V.	Netherlands
Global Knowledge Network Netherlands B.V.	Netherlands
Global Knowledge Asia Holdings B.V.	Netherlands
Global Knowledge Network Netherlands VOF	Netherlands
Global Knowledge Network Training Limited	United Kingdom
GK Apprenticeships Limited	United Kingdom
Global Knowledge SG PTE. LTD.	Singapore
Global Knowledge FZ-LLC	United Arab Emirates (Dubai)
Global Knowledge–QFC Branch	Qatar
Global Knowledge ME FZ-LLC	United Arab Emirates (Abu Dhabi)
Branch of Global Knowledge–Higher Institute for Training	Saudi Arabia
Global Knowledge (S.A.E.)	Egypt
Global Knowledge FZ-LLC Foreign Branch	Bahrain
Develop.Com Holdings LLC	Delaware
Develop.Com LLC	Delaware

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